Exhibit (n)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement (No. 333-271866) on Form N-2 of Accordant ODCE Index Fund (formerly, IDR Core Property Index Fund Ltd.) of our report dated August 29, 2023, relating to our audit of the financial statements of IDR Core Property Index Fund Ltd., appearing in the June 30, 2023 Annual Report to Shareholders, which is incorporated in this Registration Statement.

We also consent to the reference to our firm under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ RSM US LLP

Denver, Colorado

September 1, 2023

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